9 Meters Biopharma Hosting Key Opinion Leader Webinar on
Short Bowel Syndrome and NM-002 Program Update

Tuesday, March 23rd @ 11am Eastern Time.

RALEIGH, NC, March 15, 2021 – 9 Meters Biopharma (NASDAQ: NMTR), a clinical-stage rare and unmet needs-focused gastroenterology company, today announced that it will host a key opinion leader (KOL) webinar on short bowel syndrome (SBS) and provide an update on the NM-002 (proprietary GLP-1 agonist) development program on Tuesday, March 23, 2021 at 11am Eastern Time.

The webinar will feature presentations by KOLs Carol Rees Parrish, M.S., R.D.N., University of Virginia Health, and 9 Meter's management who will discuss the current development status of NM-002. Additional topics will include the following:

•Short Bowel Syndrome Overview
•Clinical Impact of Chronic Diarrhea in SBS
•Potential Paradigm Shift to treatment with GLP-1
•Phase 1b/2a Results Recap
•Clinical & Regulatory Path Forward

NM-002 is a long-acting injectable GLP-1 receptor agonist that utilizes the proprietary XTEN® technology to extend circulating half-life. This is designed specifically to slow digestive transit time in SBS patients by reducing upper GI motility and improving the chronic diarrhea frequently associated with a shortened intestine. 9 Meters previously announced positive topline Phase 1b/2a data in adult patients suffering from SBS in December and is now moving into subsequent trials to develop the compound for this high unmet need.

A live Q&A session will follow the formal presentations. To register for the webinar, please click here.

Carol Rees Parrish, M.S., R.D.N. has 30 years of clinical experience, the past 20 years of which have been spent specializing in nutrition support and GI disorders at the University of Virginia Health, Digestive Health Center of Excellence. Carol founded the Medicine Nutrition Support Service in 1991, began the home nutrition support program at the University of Virginia Health Home Health Company, developed the GI Nutrition Clinic, originated the Celiac Support Group, and is the co-founder of both nutrition support traineeship programs. She has been the nutrition series editor for the popular Practical Gastroenterology Journal’s Nutrition Series since 2003.

Previously, she was a clinical nutritionist at Fairfax Hospital from 1981-1990 and a nutrition counselor at multiple practices from 1984-1990. Ms. Parrish received her Bachelor of Science from the University of California, Davis, and a Master of Science from Rosalind Franklin University of Medicine and Science. She completed her general internship at Milwaukee County Medical Complex.

In addition to being a member of many professional affiliations, Ms. Parrish has written multiple abstracts, chapters, and publications.

About 9 Meters Biopharma
9 Meters Biopharma, Inc. ("the Company") is a rare and unmet needs-focused gastroenterology company. The Company is advancing NM-002, a proprietary long-acting GLP-1 agonist into a Phase 2 trial for short bowel syndrome (SBS), a rare, orphan disease, as well as larazotide, a Phase 3 tight junction regulator being evaluated for patient-reported symptom improvement in non-responsive celiac disease.

For more information, please visit www.9meters.com or follow 9 Meters on Twitter and LinkedIn.

Forward-looking Statements
This press release includes forward-looking statements based upon the Company's current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) uncertainties associated with the clinical development and regulatory approval of product candidates; (ii) risks related to the inability of the Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) the impact of COVID-19 on our operations, clinical trials or future financings and (vi) risks associated with the possible failure to realize certain anticipated benefits of the Company's recent merger and the Naia acquisition, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in the Company's. Annual Report on Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended September 30, 2020 and in other filings that the Company has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Corporate Contacts:
Edward J. Sitar
Chief Financial Officer
9 Meters Biopharma, Inc.
investor-relations@9meters.com
www.9meters.com

Media Contact:
Amy Jobe, Ph.D.
LifeSci Communications, LLC
ajobe@lifescicomms.com
315-879-8192

Investor Contact:
Corey Davis, Ph.D.
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
212-915-2577